SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 17, 2006

Great Plains Ethanol, LLC

(Exact name of Registrant as specified in its charter)

South Dakota	0-49779	46-0459188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27716 462nd Avenue Chancellor, South Dakota		57015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (605) 647-0040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)          Amendments to Operating Agreement.

(1)           On April 17, 2006, the registrant’s Board of Managers (the “Board”) amended the registrant’s Operating Agreement. The amendments were made effective immediately and the provisions amended were the following:

i.                                          Article 3: Sections 3.9 (a) and (c)

ii.                                       Article 8: Section 8.6

These sections were amended by the provisions set forth in a fifth amended and restated operating agreement dated April 17, 2006, which will be filed as an exhibit in our next quarterly report.

(2)           The amendments to Sections 3.9 and 8.6 reflect a new voting requirement for the removal of managers serving on the registrant’s Board representing Class A or Class C capital units and members. Prior to the amendments of April 17, 2006, removal of managers representing Class A or Class C capital units and members could be done based on a majority of the votes cast by the members of the class that such manager represents. Following the above amendments, removal of managers representing Class A or Class C capital units and members may be done based only on a super-majority vote of the members. Super-majority is defined as 75% of the Class A members or 75% of the Class C capital units, depending upon the class that such manager represents for removal purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ETHANOL, LLC

Dated: April 21, 2006	By:	/s/ Rick Serie
Rick Serie, Chief Executive Officer